Exhibit 99.1

Trilogy Metals Announces Publication of Federal and State Permitting Schedule for Arctic Project, Establishing Defined Timeline Toward a Record of Decision by September 2028

VANCOUVER, BC, July 16, 2026 /CNW/ - Trilogy Metals Inc. (NYSE American: TMQ) (TSX: TMQ) ("Trilogy Metals", "Trilogy" or the "Company") announced today that a coordinated federal and state permitting schedule for its flagship Arctic Project in northwestern Alaska's Ambler Mining District has been published on the Federal Permitting Improvement Steering Council's (the "Permitting Council") Permitting Dashboard at permits.performance.gov. The high-grade Arctic Copper-Zinc-Lead-Gold-Silver Project is being advanced by Ambler Metals LLC ("Ambler Metals"), Trilogy's 50/50 joint venture with South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY).

Highlights

•	Federal Permitting Dashboard Now Displays an Integrated Schedule for Arctic Project Environmental Review, With a Targeted Record of Decision in September 2028
•	U.S. Army Corps of Engineers Confirmed as Lead Federal Agency for Arctic Project Environmental Review
•	Schedule Integrates State of Alaska Permitting Under the First Statewide FAST-41 Memorandum of Understanding in the Nation - the Model Since Adopted by Idaho, Tennessee, and Utah
•	Milestone Follows May 2026 FAST-41 Covered Project Designation and April 2026 Clean Water Act Section 404 Permit Application
•	Targeted ~29-Month Timeline From Section 404 Filing to Record of Decision - Inside the ~2.7-Year Permitting Horizon Contemplated by the Permitting Council-State of Alaska Memorandum of Understanding

The permitting schedule was published within the statutory 60-day window following the Arctic Project's May 14, 2026 designation as a Covered Project under FAST-41 (established by Title 41 of the Fixing America's Surface Transportation Act), and sets out a coordinated, publicly tracked timetable of federal environmental review and authorization milestones under the National Environmental Policy Act ("NEPA"). The U.S. Army Corps of Engineers ("USACE"), which is reviewing Ambler Metals' Clean Water Act Section 404 permit application filed on April 20, 2026, is confirmed as the project's lead federal agency.

State of Alaska permitting milestones for the Arctic Project have been integrated into this single published schedule pursuant to the Memorandum of Understanding ("MOU") signed in August 2025 between the Permitting Council and the State of Alaska. Under that agreement - the first statewide MOU of its kind between the Permitting Council and any state - the State of Alaska agreed to opt into the FAST-41 process and to work with the Permitting Council and, where applicable, lead federal agencies such as the USACE, to align state permitting actions with the federal review timetable on the Federal Permitting Dashboard. As a result, the Arctic Project's schedule reflects both the federal environmental review process led by the USACE and the corresponding state permitting actions being coordinated by the Alaska Department of Natural Resources' Office of Project Management and Permitting, providing a single, synchronized roadmap for all major federal and state authorizations required to advance the project.

Alaska was the first state in the nation to enter into a statewide MOU with the Permitting Council, and that agreement has since served as the template for subsequent state partnerships, including those signed with Idaho, Tennessee, and Utah. At the time of signing, the Permitting Council and the State projected that the framework could reduce the environmental permitting timeline for Alaska projects to approximately 2.7 years, from a historical baseline of approximately 3.6 years - an efficiency gain of roughly 25 percent. The Arctic Project is among the first mining projects to be permitted under this federal-state framework, and its published schedule reflects that intended efficiency.

Under the published schedule, the USACE and cooperating agencies have committed to an estimated 29-month integrated review timetable, with key federal milestones including a Notice of Intent to prepare an Environmental Impact Statement expected in September 2026, publication of a Draft Environmental Impact Statement targeted for October 2027, and a targeted Record of Decision in September 2028, to be completed concurrently with State of Alaska and Northwest Arctic Borough permitting milestones.

The Record of Decision represents the culmination of the federal environmental review under NEPA; the remaining federal and state authorizations that follow the Record of Decision drive the schedule's targeted overall completion in November 2028. Measured from the Section 404 permit application filed on April 20, 2026, the schedule targets a Record of Decision in approximately 29 months - inside the approximately 2.7-year timeline contemplated when the Permitting Council and the State of Alaska signed their MOU, and materially ahead of the historical baseline for comparable federal reviews. All dates and milestones are publicly viewable and subject to ongoing tracking on the Federal Permitting Dashboard.

Tony Giardini, President and CEO of Trilogy, commented: "The publication of this schedule is a significant milestone under the Arctic Project's FAST-41 status, giving our shareholders, the State of Alaska, and local stakeholders a transparent, publicly tracked roadmap for federal and state review. With the USACE confirmed as the lead federal agency and Alaska's permitting integrated into the same timetable, this is exactly the kind of coordinated, predictable process FAST-41 was designed to deliver. Alaska was the first state in the country to sign a statewide agreement with the Permitting Council, and the Arctic Project is now among the first mining projects to be permitted under that framework - on a timeline that is not only transparent, but demonstrably more efficient than the historical norm. We look forward to continued close engagement with our federal and state agency partners and local communities as the review advances. For our shareholders, a published timetable turns permitting from an open-ended risk into a defined, publicly tracked sequence of milestones - and it brings a Record of Decision, and with it a construction decision on one of the world's highest-grade undeveloped copper deposits, clearly into view."

Ron Rimelman, President of Ambler Metals, commented: "We will continue to work hand-in-hand with our federal and state partners to meet each milestone, while continuing to build trust and keep regional stakeholders informed at every stage. Alaska has an unrivaled track record of responsible resource development that balances industry with the protection of our wildlife and landscapes, and we will uphold that standard throughout this schedule and beyond."

For more information about the FAST-41 permitting program, see Trilogy's news release dated May 15, 2026.

Arctic Project FAST-41 Timeline to Date

•	August 2025: The Permitting Council and the State of Alaska signed a statewide MOU to integrate federal and state permitting schedules for eligible Alaska infrastructure projects. It was the first statewide agreement of its kind between the Permitting Council and any state, and has since been used as the template for MOUs with Idaho, Tennessee and Utah.
•	April 20, 2026: Ambler Metals filed an application for a Clean Water Act Section 404 permit with the USACE, initiating federal permitting for the Arctic Project.
•	May 14, 2026: The Arctic Project was posted as a FAST-41 Covered Project on the Federal Permitting Dashboard, with the USACE confirmed as the lead federal agency.
•	July 13, 2026: The coordinated federal and state permitting schedule was published on the Federal Permitting Dashboard, establishing the timetable of milestones for the Arctic Project's federal and state review.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company holding a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska. On December 19, 2019, South32 Limited, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy Metals. The UKMP is located within the Ambler Mining District which is one of the richest and most prospective known copper-dominant districts in the world. It hosts polymetallic volcanogenic massive sulfide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation, that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy Metals' vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This news release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding the anticipated timing, milestones and outcomes of the permitting schedule and federal environmental review process; the anticipated completion date of environmental review and permitting; expectations regarding a construction decision on the Arctic Project; anticipated benefits of the MOU between the State of Alaska and the Permitting Council and expectations regarding interagency coordination and cooperation; and the anticipated benefits of FAST-41 status to the Arctic Project are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the outcome of pending litigation, success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2025 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions, and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

View original content to download multimedia:https://www.prnewswire.com/news-releases/trilogy-metals-announces-publication-of-federal-and-state-permitting-schedule-for-arctic-project-establishing-defined-timeline-toward-a-record-of-decision-by-september-2028-302827083.html

SOURCE Trilogy Metals Inc.

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/July2026/16/c3407.html

%CIK: 0001543418

For further information: Company Contact: Matthew Keevil, Vice President, Investor Relations and Business Development, ir@trilogymetals.com, Phone: +1 604 638 8088

CO: Trilogy Metals Inc.

CNW 06:30e 16-JUL-26